As filed with the Securities and Exchange Commission on March 31, 2023
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BlackSky Technology Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1949578 (I.R.S. Employer Identification Number)
13241 Woodland Park Road, Suite 300 Herndon, Virginia 20171 (571) 267-1571 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian O'Toole
Chief Executive Officer
13241 Woodland Park Road, Suite 300
Herndon, Virginia 20171
(571) 267-1571
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert G. Day Michael C. Labriola Mark G.C. Bass Wilson Sonsini Goodrich & Rosati, Professional Corporation 1700 K Street, NW, Fifth Floor Washington, DC 20006-3814 (202) 973-8800	Christiana L. Lin General Counsel and Chief Administrative Officer BlackSky Technology Inc. 13241 Woodland Park Road, Suite 300 Herndon, Virginia 20171 (571) 267-1571

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.     ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated March 31, 2023
PROSPECTUS
BlackSky Technology Inc.
32,807,354 Shares of Class A Common Stock
This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 32,807,354 shares of our Class A common stock, par value $0.0001 per share (“Common Stock”), by the selling stockholders identified in this prospectus or their permitted transferees (the “Selling Stockholders”). Such shares consist of (i) 16,403,677 shares of Common Stock that have been issued to the Selling Stockholders (the “Shares”) and (ii) 16,403,677 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of the accompanying warrants (the “Warrants”) acquired by the Investors (as defined below), in each case, pursuant to the Purchase Agreement (as defined below).
On March 8, 2023, BlackSky Technology Inc. (the “Company”) completed the closing of a private placement (the “Private Placement”), pursuant to the terms and conditions of the securities purchase agreement, dated March 6, 2023 (the “Purchase Agreement”), by and among the Company and certain institutional and accredited investors (the “Investors”). Pursuant to the Purchase Agreement, we entered into a registration rights agreement with the Investors, dated March 6, 2023 (the “Registration Rights Agreement”). The aggregate gross proceeds to the Company from the Private Placement were approximately $29,443,000, before deducting the placement agent fees and other offering expenses payable by the Company. See the section titled “Private Placement of Shares of Common Stock and Warrants.”
We are registering the Shares and Warrant Shares for resale pursuant to the Registration Rights Agreement. We will not receive any of the proceeds from the sale of these shares of our Common Stock by the Selling Stockholders. However, we will receive proceeds from the exercise of a Warrant, if such Warrant is exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. We will pay the expenses associated with registering the sales by the Selling Stockholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
The Selling Stockholders may sell any, all or none of the Shares and Warrant Shares and we do not know when or in what amount the Selling Stockholders may sell such shares following the date of this prospectus. The Selling Stockholders may sell the Shares and Warrant Shares described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell such shares in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BKSY.” On March 29, 2023, the last reported sale price of our Common Stock on NYSE was $1.41 per share.
We are an “emerging growth company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.
Investing in our securities involves a high degree of risk. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus and in any similar section contained or incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is        , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may from time to time sell the securities described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by such Selling Stockholders of the Shares offered by them described in this prospectus. We will not receive any proceeds from the sale of Warrant Shares pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.
Neither we nor the Selling Stockholders have authorized anyone to provide you with information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find Additional Information.”
MARKET AND INDUSTRY DATA
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
TRADEMARKS
The BlackSky design logo and the BlackSky mark appearing in this prospectus and the documents incorporated by reference herein are the property of BlackSky Global LLC. This document and the documents incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the section captioned “Risk Factors” and our consolidated financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “BlackSky,” “the Company,” “the Registrant,” “we,” “our” and “us” refer, collectively, to BlackSky Technology Inc., a Delaware corporation, formerly named Osprey Technology Acquisition Corp. (as renamed BlackSky Technology Inc. in September 2021 following the merger) and its subsidiaries taken as a whole.
Company Overview
We own and operate one of the industry's leading high-performance low earth orbit (“LEO”) small satellite constellations. Our constellation is optimized to cost-efficiently capture imagery at high revisit rates where and when our customers need it. The orbital configuration of our constellation is designed to collect data on the most critical and strategic locations in the world. With fourteen satellites in orbit as of December 31, 2022, our constellation is able to image certain locations every 60 to 90 minutes, from dawn to dusk, providing our customers with insights and situational awareness throughout the day. Our satellites are designed with agile pointing capabilities that enable our customers to task our constellation on demand to collect specific locations of interest. Our tasking methodology employs proprietary artificial intelligence (“AI”)-enabled software to efficiently collect images of the most important strategic and economic assets and areas of interest to our customers. We believe that our focus on critical strategies and economic infrastructure and the AI-enabled tasking of our constellation differentiates us from our competitors, who are dedicated primarily to mapping the entirety of the Earth on a routine basis and who, therefore, require up to hundreds of satellites or incrementally more expensive satellites to support their mission. Our differentiated approach to space enables us to deliver highly targeted and valuable intelligence with a smaller constellation fleet that has the added benefit of greater operating and capital efficiencies.
Our Spectra AI software platform can, among other things, process millions of observations a day from our proprietary satellite constellation and from multiple external data sources including imaging, radar and radio frequency satellites, environmental sensors, asset tracking sensors, Internet-of-Things (“IoT”) connected devices, internet-enabled narrative sources, and a variety of geotemporal data feeds. Spectra AI employs advanced, proprietary AI and machine learning (“ML”) techniques to process, analyze, and transform these data feeds into alerts, information, and insights that our customers receive, all fully automated. Customers can access Spectra AI's data and analytics through easy-to-use web services or through platform application programming interfaces.
Our next generation satellites (“Gen-3”), expected to launch in 2024, are designed to improve our imaging resolution even further and include short wave infrared imaging technology for a broad set of imaging conditions, including nighttime and low-light. We believe these advancements will expand the relevance and certainty of our analytics to continue to ensure our importance to our customers. We also believe the combination of our high-revisit, small satellite constellation, our Spectra AI platform, and low constellation cost is transforming the market for geospatial imagery and space-based data and analytics.
Our operating strategy is to continue to enhance the capabilities of our satellite constellation, to increase the number of third-party data sources processed by our Spectra AI platform, and to expand our analytics offerings in order to increase the value we deliver to our customers. Our two strategic assets—our satellite constellation and our Spectra AI platform—are mutually reinforcing: as we capture ever more information about the world’s most important strategic and economic assets and locations, our proprietary database expands and increases its utility; enabling us to better detect, understand, and predict changes that matter most to our customers. Our business has a natural and powerful “flywheel” effect: the more data we collect and analyze, the more valuable the insights we can deliver to our customers.
Our current customer base and end market mix are weighted towards U.S. and international defense and intelligence customers and markets. We believe there are significant opportunities to expand our imagery and software analytical services, as well as our professional and engineering service offerings, to a broad set of customers both domestically and internationally. In addition, our services and products can benefit customers in a variety of commercial markets including, but not limited to, energy and utilities, insurance, commodities, mining, manufacturing, logistics, supply chain management, agriculture, environmental monitoring, disaster and risk management, engineering and construction, retail and consumer behavior.
We offer a variety of pricing and utilization options for our imagery and software analytical service offerings, with the majority of our agreements structured as subscription contracts, followed by usage-based pricing and transactional licenses. These options provide customers flexibility to utilize our imagery and software analytical services in a manner that best suits their business needs. We offer a range of pricing tiers that enables the customer to manage collection priorities, when during critical events they can pay a premium to prioritize their monitoring and collection requirements. At other times, customers can select lower priority collections to allow for more economical utilization. We currently derive revenue from variable and fixed pricing plans that allow our customers to choose what matters most to them—platform licensing-levels, priority for imagery tasking, and whether to apply analytics or monitoring capabilities overtop the imaging service.
Corporate Information
Our principal executive offices are located at 13241 Woodland Park Road, Suite 300, Herndon, Virginia 20171, and our telephone number is (571) 267-1571. The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, NY 10004.
Our website address is http://www.blacksky.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock or securities. We have included our website address in this prospectus solely as an inactive textual reference.
Recent Developments
On March 8, 2023, we completed the closing of the Private Placement pursuant to the terms and conditions of the Purchase Agreement (as defined herein). Pursuant to the Purchase Agreement, we entered into the Registration Rights Agreement, pursuant to which we agreed to file this registration statement to register for resale the Shares and Warrant Shares. The aggregate gross proceeds to the Company from the Private Placement were approximately $29,443,000, before deducting the placement agent fees and other offering expenses payable by the Company. See the section titled “Private Placement of Shares of Common Stock and Warrants” elsewhere in this prospectus.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the initial public offering of Osprey Technology Acquisition Corp.
Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.
Additional Information
Our investor relations website is located at https://ir.blacksky.com. We use our investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, in addition to following press releases, SEC filings and public conference calls and webcasts. We also make available, free of charge, on our investor relations website under the SEC Filings tab, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

THE OFFERING

Shares of Common Stock Offered by the Selling Stockholders	Up to 32,807,354 shares (including 16,403,677 shares issuable upon the exercise of the Warrants held by the Selling Stockholders).
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. With respect to the shares of Common Stock underlying the Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon the exercise of any Warrant to the extent such Warrant is exercised for cash. We intend to use any such proceeds from the exercise of Warrants for general corporate purposes. We do not believe it is likely that the Selling Stockholders would elect to exercise any portion of the Warrants when our Common Stock is trading below $2.20 per share. See the section titled “Use of Proceeds.”

Market for Common Stock	Our Common Stock is currently traded on the NYSE under the symbol “BKSY.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision regarding our securities, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I - Item 1A - Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements” and "Incorporation by Reference."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “possible,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include statements about:
•our ability to retain or recruit key employees;
•our ability to grow distribution channels and partner ecosystems;
•our anticipated capital expenditures, liquidity, and our estimates regarding our capital requirements;
•our ability to integrate proprietary and third-party sensor data;
•our ability to add new satellites to commercial operations;
•our ability to invest in our software, research and development capabilities;
•our ability to grow a third-party developer community;
•our ability to expand our services and offerings to customers both domestically and internationally;
•our ability to continue delivering data in a cost-effective manner;
•our ability to maintain and protect our brand;
•our ability to expand within our current customer base;
•our ability to compete with legacy satellite imaging providers and other emergent geospatial intelligence providers;
•our ability to maintain intellectual property protection for our products or avoid or defend claims of infringement;
•our ability to comply with laws and regulations applicable to our business;
•our expectations about market trends and needs;
•our estimates of market growth, future revenue, expenses, cash flows, capital requirements and additional financing;
•our expectations regarding our ability to progress toward becoming operating cash flow positive;
•our ability to manage the timing of capital expenditures to allow for additional flexibility to optimize our long-term liquidity requirements;
•our ability to optimize our cash spend to meet short and long-term operational needs;
•the volatility of the trading price of our common stock;
•the performance of our Spectra AI platform;
•our plans for our next generation satellites (“Gen-3”);
•the impact of local, regional, national and international economic conditions and events;

•the effect of COVID-19 on the foregoing; and
•other factors including but not limited to those detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and filed by us with the Securities and Exchange Commission (the “SEC”) on March 23, 2023.
We caution you that the foregoing list does not contain all of the forward-looking statements made in this prospectus.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.
You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, operating results, financial condition and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

USE OF PROCEEDS
All of the Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own accounts. We will not receive any of the proceeds from these sales.
The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountant.
With respect to the Warrant Shares, we will not receive any proceeds from such shares except with respect to amounts received by us upon the exercise of any Warrant to the extent such Warrant is exercised for cash. We intend to use any such proceeds for general corporate purposes.
We do not believe it is likely that the Selling Stockholders would elect to exercise the Warrants when our Common Stock is trading below $2.20 per share and therefore any cash proceeds that would be received by us is dependent on the trading price of the Common Stock underlying the Warrants. We do not believe that the Selling Stockholders’ failure to exercise the Warrants for cash would have a material impact on our liquidity, financial position or results of operations.

PRIVATE PLACEMENT OF SHARES OF COMMON STOCK AND WARRANTS
On March 8, 2023, we completed the closing of the Private Placement, pursuant to the terms and conditions of the Purchase Agreement (as defined herein). At the closing of the Private Placement, we issued (i) 16,403,677 Shares; and (ii) Warrants to purchase up to an additional 16,403,677 Warrant Shares that are issuable upon their exercise. The Warrants have an exercise price of $2.20 per share of Common Stock. The Warrants may be exercisable as of September 8, 2023 until September 8, 2028. The Warrants are subject to a 4.99% beneficial ownership limitation that precludes the Investors from exercising any portion of the Warrants to the extent that, following such exercise, the Investor’s beneficial ownership of our then outstanding Common Stock would exceed 4.99%.
The purchase price of each Share and associated Warrant was $1.79. The aggregate gross proceeds to us from the Private Placement were approximately $29,443,000, before deducting the placement agent fees and other offering expenses payable by us. We intend to use the net proceeds from the offering for general corporate purposes, including working capital.
The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Investors and customary closing conditions, indemnification rights, and other obligations of the parties. In connection with the Private Placement, we entered into the Registration Rights Agreement with the Investors. Pursuant to the Registration Rights Agreement, we are required to file and maintain a resale registration statement with the SEC in order to register the shares sold to the Investors and the shares underlying the Warrants. We will be obligated to pay certain liquidated damages to the Investors if we fail to maintain the effectiveness of the registration statement pursuant to the terms of the Registration Rights Agreement.

SELLING STOCKHOLDERS
This prospectus relates to the possible resale by the Selling Stockholders from time to time of up to 32,807,354 shares of our Common Stock (including 16,403,677 shares issuable upon the exercise of the Warrants held by the Selling Stockholders). When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock other than through a public sale.
The following table sets forth, as of March 30, 2023, the name of the Selling Stockholders, the aggregate number of shares of Common Stock beneficially owned, the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. We have based percentage ownership on 139,256,081 shares of Common Stock outstanding as of March 30, 2023.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable. We have prepared the table based on information given to us by, or on behalf of, the Selling Stockholders.
We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See the section titled “Plan of Distribution” elsewhere in this prospectus.
The Selling Stockholders listed below have previously been granted registration rights with respect to the shares offered hereby pursuant to the Registration Rights Agreement. The shares offered by this prospectus may be offered from time to time by the Selling Stockholders listed below. The Selling Stockholders are not obligated to sell any of their shares offered by this prospectus, and reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The Selling Stockholders listed below may also offer and sell less than the number of shares indicated. The Selling Stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	%		Shares	%
Armistice Capital Master Fund, Ltd.(2)	22,285,364	16.0	22,285,364	—	—
Entities affiliated with AWM Investment Company, Inc.(3)	5,571,342	4.0	5,571,342	—	—
AlleyCorp Partners LP(4)	1,671,402	1.2	1,671,402	—	—
947 Providence Road LLC(5)	1,114,268	*	1,114,268	—	—
Cohen-Pershan Children’s Trust dtd 12/31/2003(6)	400,000	*	400,000	—	—
Jonathan Cohen Julia Pershan Cohen JTWROS(7)	400,000	*	400,000	—	—
CVI Investments Inc.(8)	1,114,270	*	1,114,270	—	—
Reiss Capital Management LLC(9)	139,282	*	139,282	—	—
John R. Hass(10)	111,426	*	111,426	—	—
Total Shares	32,807,354	23.6	32,807,354	—	—
________________
*       Represents beneficial ownership or voting power of less than one percent (1%).
(1)We have based percentage ownership assuming full exercise of the Warrants and based on 139,256,081 shares of Common Stock outstanding as of March 30, 2023.
(2)The Common Stock to be sold pursuant to this prospectus includes 11,142,682 Shares and 11,142,682 Warrant Shares that are issuable upon the exercise of a Warrant. These securities are directly held by (i) Armistice Capital Master Fund, Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. Each Warrant is subject to a 4.99% beneficial ownership limitation that precludes the Master Fund from exercising any portion of its Warrant to the extent that, following such exercise, the Master Fund’s beneficial ownership of our then outstanding Common Stock would exceed 4.99%. The number of shares set forth in the above table do not reflect the application of this limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(3)AWM Investment Company, Inc., a Delaware corporation (“AWM”), is the investment adviser to Special Situations Technology Fund, L.P., a Delaware limited partnership (“Tech”) and Special Situations Technology Fund II, L.P., a Delaware limited partnership (“Tech II”). David M. Greenhouse and Adam C. Stettner are the principal owners of AWM. Through their control of AWM, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the AWM Funds. Includes 431,063 shares of common stock and 431,063 warrants to purchase shares of common stock, held by Tech and 2,354,608 shares of common stock and 2,354,608 warrants to purchase shares of common stock held by Tech II. The warrants held by AWM may be exercised only to the extent that the total number of shares of common stock then beneficially owned by AWM does not exceed 4.99% of the outstanding shares of our common stock. The address for AWM is 527 Madison Avenue, Suite 2600, New York, New York, 10022.
(4)The Common Stock to be sold pursuant to this prospectus includes (i) 835,701 Shares held of record by AlleyCorp Partners LP and (ii) 835,701 Warrant Shares that are issuable upon the exercise of a Warrant. AlleyCorp Partner LLC's sole Member is Kevin Ryan, who has voting control over the shares. The address of AlleyCorp Partners LP is 220 Fifth Avenue, 17th Floor, New York, NY 10001.
(5)The Common Stock to be sold pursuant to this prospectus includes (i) 557,134 Shares held of record by 947 Providence Road LLC and (ii) 557,134 Warrant Shares that are issuable upon the exercise of a Warrant. M. Night Shyamalan has sole voting control over the shares. The address of 947 Providence Road LLC is 18 Campus Blvd., Suite 100, Newtown Square, PA 19073.
(6)The Common Stock to be sold pursuant to this prospectus includes (i) 200,000 Shares held of record by Cohen-Pershan Children’s Trust dtd 12/31/2003 and (ii) 200,000 Warrant Shares that are issuable upon the exercise of a Warrant. Jonathan Cohen and Julia Cohen share voting control over the shares. The address of Cohen-Pershan Children’s Trust dtd 12/31/2003 is 1845 Walnut Street, Suite 1111, Philadelphia, PA 19103.
(7)The Common Stock to be sold pursuant to this prospectus includes (i) 200,000 Shares held of record by Jonathan Cohen Julia Pershan Cohen JTWROS and (ii) 200,000 Warrant Shares that are issuable upon the exercise of a Warrant. Jonathan Cohen and Julia Pershan Cohen share voting control over the shares. The address of Jonathan Cohen Julia Pershan Cohen JTWROS is 1845 Walnut Street, Suite 1111, Philadelphia, PA 19103.
(8)The Common Stock to be sold pursuant to this prospectus includes (i) 557,135 Shares held of record by CVI Investments Inc. and (ii) 557,135 Warrant Shares that are issuable upon the exercise of a Warrant. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.
(9)The Common Stock to be sold pursuant to this prospectus includes (i) 69,641 Shares held of record by Reiss Capital Management LLC and (ii) 69,641 Warrant Shares that are issuable upon the exercise of a Warrant. Richard Reiss is the managing member and has sole voting authority for Reiss Capital Management LLC. The address of Reiss Capital Management LLC is 152 West 57th Street, 32nd Fl, New York, NY 10019.
(10)The Common Stock to be sold pursuant to this prospectus includes (i) 55,713 Shares held of record by John R. Hass and (ii) 55,713 Warrant Shares that are issuable upon the exercise of a Warrant.

DESCRIPTION OF SECURITIES
The description of our securities is incorporated by reference to Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023.

PLAN OF DISTRIBUTION
The Selling Stockholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of their shares of our Common Stock:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the applicable Selling Stockholder to sell a specified number of such shares at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell shares of Common Stock hereunder, under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by any Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the shares of Common Stock hereunder, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. A Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. A Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling

Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the Common Stock offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation. own, directly or indirectly, less than 0.01% of the outstanding shares of our Common Stock.
EXPERTS
The financial statements of BlackSky Technology Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.blacksky.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and our securities. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•Our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 23. 2023;
•Our Amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2022, as filed with the SEC on March 31, 2023;
•Our Current Reports on Form 8-K filed on March 9, 2023 (as amended March 10, 2023), March 10, 2023 and March 31, 2023; and
•The description of our securities filed as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 23, 2023.
You may request a copy of these filings, at no cost, by writing or telephoning us at:
BlackSky Technology Inc.
13241 Woodland Park Road, Suite 300
Herndon, Virginia 20171
Attn: Investor Relations
(571) 267-1571

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee	$6,471.52
NYSE listing fee	*
Printing expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	$6,471.52
_______________
*    These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers
As permitted by Section 102 of the Delaware General Corporation Law, our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, to the fullest extent permitted by Delaware law as it now exists or may in the future be amended. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:
•we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•the rights provided in our bylaws are not exclusive.
Our certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of director’s and officer’s liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Item 16.    Exhibits

Exhibit Number		Incorporation by Reference
	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
2.1†	Agreement and Plan of Merger, dated as of February 17, 2021, by and among Osprey Technology Acquisition Corp., Osprey Technology Merger Sub, Inc., and BlackSky Technology Inc.	424(b)(3)	333-256103	Annex A	August 11, 2021
3.1	Amended and Restated Certificate of Incorporation	8-K	001-39113	3.1	September 15, 2021
3.2	Amended and Restated Bylaws	8-K	001-39113	3.2	September 15, 2021
4.1	Specimen Class A Common Stock Certificate	S-3	333-267889	4.1	October 14, 2022
4.2	Form of Warrant	8-K	001-39113	4.1	March 9, 2023
4.3	Form of Registration Rights Agreement	8-K	001-39113	10.2	March 9, 2023
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of BlackSky Technology Inc.					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
107	Filing Fee Table					X
__________________
†    Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
Item 17.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on March 31, 2023.

BLACKSKY TECHNOLOGY INC.

By:	/s/ Brian O'Toole
Brian O'Toole
Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian O'Toole and Henry Dubois, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian O'Toole	Chief Executive Officer, President and Director (Principal Executive Officer)	March 31, 2023
Brian O'Toole

/s/ Henry Dubois	Chief Financial Officer (Principal Financial Officer)	March 31, 2023
Henry Dubois

/s/ Tracy Ward	Controller (Principal Accounting Officer)	March 31, 2023
Tracy Ward

/s/ William Porteous	Director	March 31, 2023
William Porteous

/s/ Magid Abraham	Director	March 31, 2023
Magid Abraham

/s/ David DiDomenico	Director	March 31, 2023
David DiDomenico

/s/ Susan Gordon	Director	March 31, 2023
Susan Gordon

/s/ Timothy Harvey	Director	March 31, 2023
Timothy Harvey

/s/ James Tolonen	Director	March 31, 2023
James Tolonen